AT-WILL EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement") is made as of November 24, 1999 (the "Effective Date"), by and between OMNIS TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and JERALD L. LIPSCOMB (the "Employee"). Except as the context otherwise requires the term "Company" as used in this Agreement shall refer to Omnis Technology Corporation and its subsidiaries. In consideration of the mutual covenants contained in this Agreement, the Company and the Employee agree as follows:

     1. Employment. The Company agrees to employ the Employee and the Employee agrees to be employed by the Company on the terms and conditions set forth in this Agreement.

     2. Capacity. The Employee shall initially serve the Company as its Chief Evangelist. The Employee shall report directly to the Chief Operating Officer of the Company. The Employee shall also serve the Company in such other or additional offices as the Employee may be requested to serve by the Board of Directors of the Company (the "Board of Directors"). In such capacity or capacities, the Employee shall perform such services and duties in connection with the business, affairs and operations of the Company as may be assigned or delegated to the Employee from time to time by or under the authority of the Board of Directors.

     3. At-Will. The Employee's employment under this Agreement by the Company ("Employment") shall commence on the Effective Date and shall be terminable at-will but otherwise shall be subject to all of the provisions of this Agreement. "Terminable at will" means that Employee is free to end the Employment of the Employee at any time for any reason or no reason, with or without cause and with or without notice; and similarly the Company may end the Employment of the Employee at any time for any legal reason, with or without cause and with or without notice.

     4. Compensation and Benefits. The regular compensation and benefits payable to the Employee by the Company under this Agreement shall be as follows:

         (a) Salary. Commencing on the Effective Date, for all services rendered by the Employee under this Agreement, the Company shall pay the Employee a base salary (the "Base Salary") at the annual rate of One Hundred Fifty Thousand Dollars ($150,000). The Base Salary shall be payable in periodic installments in accordance with the Company's usual practices for its senior employees. The Board of Directors of the Company further may, but shall not be obligated to, authorize additional compensation for Employee in the form of bonuses or otherwise as the Board deems appropriate in its sole discretion from time to time.

         (b) Stock Options.

             (i) The Company shall grant to the Employee as of the Effective Date options to purchase 55,000 shares of the Common Stock of the Company ("Common Stock") pursuant to a separate Stock Option Agreement between the Company and the Employee in the form attached hereto ("First Option Agreement"); such options shall vest over a period of three (3) years from the Effective Date or sooner as specified in such Option Agreement and shall have an option exercise price of Seven Dollars Sixty-Two and One-Half Cents ($7.625) per share, which is 100 percent of the closing price of the Common Stock on the Effective Date.

             (ii) Provided the Employee remains employed by the Company for a period of Ninety (90) days after the Effective Date (February 21, 2000), the Company also shall grant to the Employee as of February 22, 2000 ("Second Grant Date") options to purchase an additional 20,000 shares of the Common Stock of the Company ("Common Stock") pursuant to a separate Stock Option Agreement between the Company and the Employee in the form attached hereto ("Second Option Agreement"); such options shall vest over a period of three (3) years from the Second Grant Date or sooner as specified in such Option Agreement and shall have an option exercise price of 100 percent of the closing price of the Common Stock on the Second Grant Date.

             (iii) In the event of any conflict between this Agreement and any of the Option Agreements with respect to the receipt of such Common Stock by Employee, such Option Agreement shall control; provided that such Option Agreements shall not affect the at-will nature of the Employment of the Employee.

         (c) Regular Benefits. The Employee shall also be entitled to participate in any employee benefit plans, medical insurance plans, retirement plans and other benefit plans which the Company may from time to time have in effect for senior employees or for all or most of its employees. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Company, applicable law and the discretion of the Board of Directors, the Compensation Committee of the Board of Directors or any administrative or other committee provided for by any such plan. Nothing in this Agreement shall be construed to create any obligation on the part of the Company to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

         (d) Vacation. The Employee shall be entitled to the same weeks of paid vacation during each full year that Employee is employed hereunder as generally available to senior managerial employees of the Company with the same period of service. In the event the employment of Employee is terminated, Employee shall be paid for all accrued and unused vacation time.

         (e) Expenses. The Company shall reimburse Employee for all appropriately documented, reasonable business expenses incurred by Employee in accordance with the established the Company policies for managerial employees which the Company may amend in its sole discretion.

         (f) Taxation of Payments and Benefits. The Company shall have the right to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes it is required to do so under applicable law. Payments to Employee under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Employee for any adverse tax effect associated with any payment or benefit or for any deduction or withholding from any payment or benefit.

         (g) Exclusive. The Employee shall not be entitled to any payment or benefit other than as provided in this Agreement.

     5. Duties. During the Employment of the Employee, the Employee shall, subject to the direction and supervision of the Chief Operating Officer of the Company or his or her designee, devote the Employee's full business time, best efforts and business judgment, skill and knowledge to the advancement of the Company's interests and to the discharge of the Employee's duties and responsibilities under this Agreement. Employee shall further duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business or its employees. Employee's performance of his duties shall at all times be rendered to the Company's satisfaction.

     6. Confidential Information; Non-Competition.

         (a)  Confidential   Information.   For  these  purposes   "Confidential
Information"  shall  be  collectively  defined  as  any  and  all  technical  or engineering information, know-how, data, designs, diagrams, plans, specifications, structures, computer codes, documents, patent applications, trade secrets, ideas, concepts, inventions, products, prototypes, processes, formulae, works in process, systems, technologies, marketing plans, the identity of or other information regarding actual or potential customers or trade contacts, business or other financial information, and other confidential and proprietary information of the Company or any of its customers, in whatever form, whether disclosed by the Company or otherwise observed or learned by Employee during the course of employment, and whether or not labeled or identified as confidential or proprietary. "Confidential Information" shall also include any confidential or proprietary information of a third party disclosed to the Company or any of its customers pursuant to a nondisclosure or confidentiality agreement to which the Company is a party; and any Invention as herein defined.

         (b) Protection of Confidential Information.

             (i) Employee acknowledges and agrees that the Confidential Information of the Company is proprietary, constitutes a valuable asset of the Company, and is the sole property of the Company. Without limiting the foregoing, Employee acknowledges and agrees that all writings and other tangible materials in any form that contain Confidential Information of the Company that are produced by Employee or others or that otherwise come into Employee's possession are and will remain the property of the Company, and will be treated as Confidential Information.

             (ii) Employee agrees that at all times during and after the Employment of the Employee, Employee shall hold in trust, maintain as confidential and not disclose to any third person or entity or make any use of any of the Confidential Information, except for the benefit of the Company or as is strictly required in the course of the Employment of the Employee. Employee acknowledges that the unauthorized disclosure of Confidential Information may be highly prejudicial to their interests, an invasion of privacy, and an improper disclosure of trade secrets.

         (c) Injunction. The Employee agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Employee of the promises set forth in this Section, and that in any event money damages would be an inadequate remedy for any such breach. Without limiting any other remedies or rights of the Company hereunder, the Employee agrees that if the Employee breaches, or proposes to breach, any portion of this Agreement, the Company shall be entitled to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

     7. Inventions.

         (a) Inventions. For purposes of this Agreement, "Inventions" means any and all inventions, discoveries, designs, developments, innovations, concepts, improvements, techniques, processes, systems, structures, technologies, software, hardware, formulas, know-how, products, work product and data, whether or not patentable or reduced to practice or in a commercially useable form, and all original works of authorship, whether or not copyrightable, and all derivative works thereof, which result from work performed by Employee for the Company (either alone or in cooperation with others) or with the tools or equipment of the Company or which relate to or may be useful in any business or any actual or demonstrably anticipated research or development engaged in or planned by the Company.

         (b) Disclosure. Employee shall promptly disclose in writing to the Chief Operating Officer of the Company any and all Inventions made, conceived, reduced to practice, or learned by Employee, either alone or in cooperation with others, during the period of the Employment of the Employee with the Company (including off-duty hours) that to any extent relate to or may be useful in any business or any actual or demonstrably anticipated research or development engaged in or planned by the Company, even if any such invention is claimed for any reason to belong to Employee or to a person or entity other than the Company.

         (c) Assignment. Employee agrees that all Inventions made, conceived, reduced to practice, or learned by Employee during the Employment of the Employee (including off-duty hours), either alone or in cooperation with others, are "works made for hire" and belong to and are the sole property of the Company and are Inventions of the Company subject to the provisions of this Agreement. Employee hereby assigns to the Company, without royalty or further compensation, all right, title, and interest Employee has or may have or may acquire in and to any and all such Inventions and all modifications and enhancements and derivations thereof, including but not limited to patents and copyrights. Employee agrees that the Company or its designee will be the sole owner of all domestic and foreign patents, patent rights, copyrights, and all other rights pertaining to all such Inventions.

         (d) Evidence of Assignment. At the request of the Company, Employee agrees to sign and deliver to the Company, either during or subsequent to the Employment of the Employee, such other documents or instruments as the Company considers desirable to evidence the assignment to the Company of any and all rights of Employee, if any, in any Inventions and the Company's ownership of the Inventions. Employee further agrees as to all such Inventions to assist the Company as requested, either during or subsequent to the Employment of the Employee, in obtaining, registering, and from time to time enforcing in any country, the Company's rights to the Inventions, including without limitation the testifying in a suit or other proceeding involving any Invention. If such assistance is rendered by Employee subsequent to the Employment of the Employee with the Company, Employee shall be reimbursed for all reasonable expenses incurred and for any and all lost wages or salary related thereto.

         (e) California Labor Code Section 2870. Any provision in this Agreement that requires Employee to assign rights to an Invention shall not apply to any invention that is exempted pursuant to the provisions of California Labor Code
Section 2870, the text of which is attached to this Agreement as Exhibit A. This section provides that the requirement to assign "shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer."

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


     8. Prior Knowledge and Inventions. Except as is disclosed on Schedule 1 to this Agreement, Employee has no knowledge of the Confidential Information, other than information Employee has learned or observed from the Company. Employee has disclosed on Schedule 1 a complete list of all inventions, original works of authorship, developments, improvements and trade secrets that Employee claims are proprietary to Employee, and that Employee desires to exclude from the application of this Agreement. Employee represents that this list is complete to the best of his knowledge, and that the exclusion of any inventions from the list will not materially affect Employee's ability to perform his obligations under this Agreement. The Company agrees to receive and hold all such disclosures in confidence.

     9. Prior Commitments. Employee has no other agreements, relationships, or commitments to any other person or entity that conflict with Employee's obligations to the Company under this Agreement, except as disclosed on Schedule
1. Employee shall not disclose to the Company, or use, or induce the Company to use, any proprietary or confidential information or trade secrets of others. Employee represents and warrants that Employee has returned all property and confidential information belonging to all prior or concurrent companies employing or engaging Employee.

     10. Non-Competition and Non-Solicitation. At all times during which the Employee is employed by the Company and for one (1) year after termination of the Employment of the Employee hereunder, except in connection with such
Employee's duties as an employee or consultant of the Company or its subsidiaries, the Employee (i) will not, directly or indirectly, whether as an officer, director, consultant, agent, employee, contractor, owner, partner, joint venturer or stockholder of another entity, engage, participate, assist or invest in any Competing Business (as hereinafter defined), other than as a stockholder of less than one percent (1%) of the equity securities of a publicly held corporation; (ii) will not in any manner directly or indirectly solicit any of the Company's employees for a Competing Business or otherwise induce or attempt to induce such employees to terminate their employment with the Company during the period of Employment of the Employee and for a period of one (1) year thereafter; and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Company. The Employee understands that the restrictions set forth in this Section are intended to protect the Company's interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. "Competing Business" shall mean a business which directly competes against the application development or RAD tool products designed or distributed by the Company or any of its subsidiaries.

     11. Cooperation. During and after the Employment of the Employee, (i) the Employee shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that occurred while the Employee was

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


employed by the Company, and (ii) the Employee shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority related to events that occurred during the Employment of the Employee. The Employee's cooperation shall include, but not be limited to, meeting with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. The Company shall reimburse the Employee for any actual out-of-pocket expenses incurred by the Employee in connection with this Section.

     12. Termination. The Employment of the Employee shall terminate as set forth in this Section:

         (a) Termination by the Company for Cause. In addition to its other rights and remedies, the Company may terminate the employment of Employee immediately "for cause" upon the occurrence of any of the following events:

              (i) Materially dishonest statements or acts of the Employee with respect to the Company or any affiliate;

              (ii) Unethical practices or conduct by the Employee in connection with the business of the Company or any affiliate;

              (iii) The commission of any felony (excluding DWI and similar traffic offenses) or any crime involving moral turpitude;

              (iv) The use of alcohol or drugs by the Employee if the Company determines, in its sole discretion, that such use of such alcohol or drugs materially affects the performance of Employee's duties under this Agreement or otherwise violates Company policy;

              (v) Gross negligence or willful misconduct of the Employee with respect to the Company or any affiliate of the Company;

              (vi)  The  imparting,   disclosure  or  use  of  any  Confidential
Information in material violation of this Agreement; or

              (vii) Material breach by the Employee of any of the Employee's obligations under this Agreement.

         (b) Termination At Will by Either Party. Either party also may terminate this Agreement without cause immediately upon written notice to the other party at any time without cause.

         (c) Other Events of Termination. This Agreement shall also terminate in the event of the death of Employee; or the medically determinable physical or mental impairment of Employee which prevents Employee from fully performing the essential functions of his position with the Company, which impairment can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

         (d) Certain Termination Benefits. Except as specifically provided in this subsection or as otherwise required by law, all compensation and other benefits payable to the Employee under this Agreement shall terminate on the date of termination of the Employment of the Employee. Solely in the event the Company terminates the employment of the Employee without cause, the Company shall pay the Employee a severance payment equal to the Base Salary at the rate then in effect pursuant to Section 4(a) hereof for six (6) months after the date of termination, payable during the regular pay periods of the Company and subject to tax withholdings.

     13. Duties Upon Termination.

         (a) Documents. Upon termination of the Employment of Employee, Employee shall not retain and shall promptly and without request deliver to the Company all documents and data and all copies thereof pertaining to (i) his employment,
(ii) the Confidential Information, and (iii) the Inventions, whether prepared by Employee or otherwise in the possession or control of the Employee or the Employee's agent. The Employee also agrees to sign and deliver the Termination Certification attached hereto as Exhibit B to this Agreement or a substantially similar certification as may be requested by the Company.

         (b) Continuing Obligations. The Employee further agrees that following termination of his employment, he shall continue to be bound by the terms and restrictions of this Agreement relating to nonsolicitation, Confidential Information and Inventions.

     14. Integration. This Agreement and all exhibits and schedules attached hereto contain the entire agreement of the parties relating to the subject matter hereof and supersede any and all other agreements, discussions or understandings of any kind between the parties with respect thereto; provided however that (a) this Agreement shall not supersede any separate stock option agreement between the Company and the Employee, and (b) any confidential or proprietary information disclosed between the parties pursuant to any prior or superseded agreement shall be part of the "Confidential Information" for all purposes hereof. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by authorized representatives of both parties.

     15. Assignment; Successors and Assigns. This Agreement and the rights and obligations of the Employee under this Agreement are personal and may not be assigned,

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


transferred, pledged or encumbered by the Employee. The Company shall be entitled to assign any and all of its rights and obligations hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto, the officers, directors, employees, agents, owners, shareholders, representatives, successors and assigns of the Company, and the heirs, devisees, spouses, agents, representatives, successors and assigns of the Employee.

     16. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     17. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     18. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Employee at the last address the Employee has filed in writing with the Company or, in the case of the Company, at its principal place of business in the United States, attention of the Chief Operating Officer, and shall be effective on the date of delivery in person or by courier or five (5) days after the date mailed.

     19. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Employee and by a duly authorized representative of the Company.

     20. Governing Law. This Agreement shall be governed by the laws of the State of California without reference to principles of conflicts of law.

     21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

     22. Legal Counsel; Certifications.

         a. Employee acknowledges, represents and warrants that he has had the opportunity to be represented by and to fully consult with independent legal counsel of

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


Employee's own choosing in connection with the terms and conditions of this Agreement and all matters or issues related thereto; and that Employee has conducted such an investigation of the Company and its business and prospects as Employee has deemed necessary.

         b. EMPLOYEE FURTHER CERTIFIES THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT, UNDERSTANDS ITS TERMS, AND FREELY AND VOLUNTARILY AGREES TO THESE TERMS. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE HAS REVIEWED EXHIBIT A AND
SCHEDULE 1 AND IN THIS CONNECTION HAS RECEIVED A COPY OF THE WRITTEN NOTIFICATION TO EMPLOYEE CONTAINING THE TEXT OF CALIFORNIA LABOR CODE SECTION 2870.

     IN WITNESS WHEREOF, this Employment Agreement has been executed and entered into by the parties as of the date first above written.


                                    OMNIS TECHNOLOGY CORPORATION



                                    By: ______________________________
                                        Gwyneth Gibbs, President



                                    EMPLOYEE:


                                    -----------------------------------
                                    Jerald L. Lipscomb

                                    EXHIBIT A

                        WRITTEN NOTIFICATION TO EMPLOYEE

     In accordance with California Labor Code Section 2870, you are hereby notified that the Employment Agreement between you and Omnis Technology Corporation (the "Company") does not require you to assign to the Company any invention for which no equipment, supplies, facility, or trade secret information of the Company was used, and that was developed entirely on your own time, and that does not relate to the business of the Company or to the Company's actual or demonstrably anticipated research or development, and does not result from any work performed by you for the Company.

     The text of California Labor Code Section 2870 is set forth below:

                         "CALIFORNIA LABOR CODEss. 2870
                INVENTION ON OWN TIME-- EXEMPTION FROM AGREEMENT.

         "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

              "(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

              "(2) Result from any work performed by the employee for the employer.

         "(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

         I hereby acknowledge receipt of this written notification.



Dated:  As of November 24, 1999             ____________________________

                                   SCHEDULE 1

                                    EXHIBIT B

                            TERMINATION CERTIFICATION

     This is to certify that I do not have in my possession, nor have I failed to return, any Confidential Information as defined in the Employment Agreement between Omnis Technology Corporation and me ("Agreement") or any copies of such information, or other documents or materials, equipment, or other property belonging to the Company or any of its customers or subject to any agreement between the Company and any third party.

     I further certify that I have complied with and will continue to comply with the terms of the Agreement which remain enforceable by their terms following termination of my employment, including but not limited to (a) the disclosure and reporting of any Inventions as defined in the Agreement, and (b) all confidentiality, nondisclosure and/or use restrictions imposed by the Agreement.




Dated:  _____________                       __________________________________


                                            Name: ____________________________




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